Exhibit 99.1

FOR IMMEDIATE RELEASE

January 19, 2021

First Busey Corporation and Cummins-American Corp. to Merge

First Busey to Further Enhance

Market Presence in the Chicagoland MSA

CHAMPAIGN, IL and GLENVIEW, IL—First Busey Corporation (Busey) (NASDAQ:BUSE), the holding company for Busey Bank, and Cummins-American Corp. (CAC), the holding company for Glenview State Bank (GSB), today jointly announced the signing of a definitive agreement pursuant to which Busey will acquire CAC and GSB through a merger transaction. The partnership will enhance Busey’s existing deposit, commercial banking and wealth management presence in the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area (MSA). Through this transaction, Busey’s deposit share ranking improves from #32 to #20 in this MSA. Chicagoland is the largest MSA in Illinois and the Midwest. The Chicagoland MSA includes the Illinois Counties of Cook, DuPage, Will, McHenry, Grundy, Lake, Kane, Kendall and DeKalb; Kenosha County in Wisconsin; and the Indiana Counties of Lake, Porter, Jasper and Newton. Additionally, this partnership solidifies Busey Bank’s position as #14 in total deposit market share across the state of Illinois and also positions Busey Bank as #4 in deposit share for banks headquartered in Illinois.

Under the terms of the merger agreement, CAC’s shareholders will have the right to receive 444.4783 shares of First Busey’s common stock and $27,969.67 in cash for each share of common stock of CAC with total consideration to consist of approximately 73% cash and 27% stock. Based upon the closing price of Busey’s common stock of $23.54 on January 15, 2021, the implied per share purchase price is $38,432.69 with an aggregate transaction value of approximately $190.8 million. The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions and required approvals, including the approval of CAC’s shareholders of the transaction.

It is anticipated GSB will be merged with and into Busey Bank at a date following the completion of the merger. At the time of the bank merger, GSB banking centers will become branches of Busey Bank. The combined pro forma franchise will serve customers through more than 70 full-service locations, including 60 branches across Illinois, as well as 10 in Missouri, four in Florida and one in Indiana, and will have combined assets of $11.9 billion, $7.6 billion in gross loans, $9.8 billion in deposits and over $10.6 billion in wealth assets under management.

GSB was founded in 1921 and operates as a privately held, locally owned and operated commercial bank headquartered in Glenview, Illinois. GSB currently employs 150 associates and has seven branch locations in the Chicagoland MSA: Glenview (4), Northbrook, Northfield and Mount Prospect. GSB is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Busey Chairman, President and Chief Executive Officer Van A. Dukeman said, “Being a strong, local community bank for the communities we serve remains a top priority to both Busey and Glenview State Bank. We believe this strategic merger will benefit our clients through enhanced capabilities and products in commercial banking, wealth management and depository services. In addition, a growing, dynamic organization presents more professional growth opportunities for our associates. We remain committed to providing premier service in the communities where we work and live.”

GSB Chairman and Chief Executive Officer Paul A. Jones shared, “The Busey organization is founded on premier, personal service provided by outstanding, local associates; therefore, we believe Busey is the right strategic partner to continue Glenview State Bank’s customer- and community-focus and to help shape the future for the NorthShore and Northwest communities for whom we remain committed to serving. We are pleased Glenview State Bank customers will continue to experience service excellence, while benefitting from an expanded array of sophisticated commercial, consumer and wealth management services and capabilities.”

Both companies support and value an engaged and empowered workforce and are committed to building a premier, service-oriented, community banking experience. Busey has been named among American Banker’s Best Banks to Work For since 2016; voted as one of the Best Places to Work in Illinois by associates since 2016; listed among the 2018 and 2019 Best-In-State Banks for Illinois by Forbes—in addition to various wellness, training and development, philanthropic and other workplace awards.

Vedder Price P.C. served as legal counsel and Stephens Inc. served as financial advisor to Busey. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Piper Sandler & Co. served as financial advisor to Cummins-American Corp.

Corporate Profile

As of September 30, 2020, First Busey Corporation was a $10.5 billion financial holding company headquartered in Champaign, Illinois.

Busey Bank had total assets of $10.5 billion as of September 30, 2020 and is headquartered in Champaign, Illinois. Busey Bank currently has 53 banking centers serving Illinois, ten banking centers serving Missouri, four banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Through Busey Bank’s Wealth Management division, the Company provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of September 30, 2020, assets under care were approximately $9.5 billion. Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes approximately 27 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 4,220 agent locations in 46 states. More information about FirsTech, Inc. can be found at firstechpayments.com.

Busey Bank was named among Forbes’ 2019 Best-In-State Banks—one of five in Illinois and 173 from across the country, equivalent to 2.8% of all U.S. banks. Best-In-State Banks are awarded for exceptional customer experiences as determined by a survey sample of 25,000+ banking customers who rate banks on trust, terms and conditions, branch services, digital services and financial advice.

For more information about Busey Bank, visit busey.com.

About Cummins-American Corp.

Cummins-American Corp. is the holding company for Glenview State Bank, a privately held, locally owned and operated bank established in 1921 – currently with nearly 150 associates and seven branch locations in the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area (MSA). Glenview State Bank is committed to personal service and honest solutions, by being actively involved in the communities it serves.

CONTACTS:

Jeffrey D. Jones, EVP & CFO	Amy L. Randolph, EVP & Chief of Staff
First Busey Corporation	First Busey Corporation
(217) 365-4500	(217) 365-4500
jeff.jones@busey.com	amy.randolph@busey.com

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey Corporation (“First Busey”) and Cummins-American Corp. (“CAC”).  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s and CAC’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor CAC undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and CAC to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between First Busey and CAC will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of CAC with those of First Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required approval of CAC’s shareholders; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, state, national and international economy (including the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ix) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (x) changes in state and federal laws, regulations and governmental policies concerning First Busey’s and CAC’s general business; (xi) changes in accounting policies and practices, including CECL, which changed how First Busey estimates credit losses; (xii) changes in interest rates and prepayment rates of First Busey’s and CAC’s assets (including the impact of the London Inter-bank Offered Rate phase-out); (xiii) increased competition in the financial services sector and the inability to attract new customers; (xiv) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xv) the loss of key executives or employees; (xvi) changes in consumer spending; (xvii) unexpected results of acquisitions, including the acquisition of CAC; (xviii) unexpected outcomes of existing or new litigation involving First Busey or CAC; and (xix) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Additional information concerning First Busey and its business, including additional factors that could materially affect First Busey’s financial results, are included in First Busey’s filings with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

First Busey will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of CAC that also constitutes a prospectus of First Busey, which, when finalized, will be sent to the shareholders of CAC seeking their approval of the respective merger-related proposals. CAC’s shareholders are advised to read the Registration Statement on Form S-4 and the related proxy statement/prospectus, as well as any amendments or supplements to those documents and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction, when they become available because they will contain important information about First Busey, CAC and the proposed transaction. When filed, this document and other documents relating to the merger filed by First Busey and CAC can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey’s website at www.busey.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4556, or from CAC, upon written request to Cummins-American Corp., 800 Waukegan Road, Glenview, Illinois 60025 Attn: Corporate Secretary, or by calling (847) 729-1900.

Participants in this Transaction

First Busey, CAC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of CAC in connection with the proposed transaction under the rules of the SEC. Information about First Busey’s directors and officers may be found in First Busey’s definitive proxy statement relating to its 2020 Annual Meeting of Stockholders filed with the SEC on April 9, 2020, a copy of which can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants, including CAC’s officers and directors, will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

###